Exhibit 99.1

          Heritage Bankshares, Inc. Announces 52% Increase in Earnings
                             for the Second Quarter

     NORFOLK, Va., July 15 /PRNewswire-FirstCall/ -- Heritage Bankshares, Inc. (OTC Bulletin Board: HBKS) today reported net income for the second quarter totaled $601 thousand, or $0.68 per share, up from $396 thousand, or $0.47 per share last year.

    For the quarter, interest income increased 11.86 percent, from $1.77 million to $1.98 million, while interest expense declined 5.45 percent, from $550 thousand to $520 thousand. Net interest income for the quarter totaled $1.46 million up from the $1.22 million reported for the same period last year. Non-interest income for the quarter was $257 thousand compared to $301 thousand reported last year. This change is due to a decline in the Company's mortgage banking revenue triggered by the rising interest rate environment. The decrease was offset by a 20.25 percent increase in the interest margin which was due to strong growth in the loan portfolio. Non-interest expense increased 7.06 percent to $995 thousand compared to $930 thousand last year.

    Assets at quarter end reached $146.67 million, representing a 14 percent increase over the $128.87 million reported last year. Net loans, the largest component of assets, grew 23.04%, ending the quarter at $113.81 million. The allowance for loan losses was $1.2 million or 1.04 percent of the loans at June 30, 2004 compared with a year ago when the allowance for credit losses was $1.15 million or 1.23 percent of loans. The Company made a $10 thousand dollar increase to its allowance for loan losses in the second quarter. Deposits for the second quarter were $128.57 million, a 17.01 percent increase over the $109.88 million reported in 2003. Equity capital of $14.48 million was 9.87 percent of total assets.

    For the first six months of 2004, net interest income was up 17.01 percent over last year's results, reaching $2.82 million compared to $2.41 million in 2003. Non-interest income totaled $453 thousand compared with $651 thousand last year. Net income for the first six months totaled $1.04 million, or $1.19 per share (diluted), up from $807 thousand, or $0.96 per share, a year ago. The exercise of non-qualified stock options during the first quarter of the year continues to favorably impact the Company's tax rate. The tax rate for the first half of the year was approximately 20.85 percent and is expected to continue to be lower than normal for the remainder of the year.


    Heritage Bankshares, Inc. is the parent company of Heritage Bank & Trust (http://www.heritagenorfolk.com). The Bank has four full-service branches in the city of Norfolk and one branch in the city of Chesapeake. The Bank offers 24 hour banking at all of the Norfolk locations. Heritage Bank & Trust provides a full range of financial services including business, personal, and mortgage loans, insurance, and annuities.


    Safe Harbor Statement

    This press release and certain information provided periodically in writing by the Company contains certain "forward-looking statements" as defined in the federal securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding intent, belief or current expectation of the Company, its directors and officers with respect to, among other things: the current and long-term value of the Company, and the company's future performance. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statement.




    Heritage Bankshares, Inc.
    Consolidated Statement of Financial Condition

                                               (Unaudited)
                                                 June 30,          June 30,
                                                   2004              2003
    ASSETS
    Cash and due from banks                     $9,109,370        $6,259,305
    Federal funds sold                             186,991         7,148,750
    Securities available for sale               16,576,970        15,618,920
    Securities held to maturity                  1,698,326         1,416,455
    Loans, net of unearned income              113,813,846        92,502,118
    Loans held for sale                            599,000         1,553,195
    Accrued interest receivable                    545,432           541,476
    Premises and equipment                       2,251,078         2,340,780
    Other assets                                 1,891,123         1,485,788
                                               146,672,136       128,866,787
    LIABILITIES
    Non-interest bearing deposits               27,873,632        21,838,214
    Interest bearing deposits                  100,700,185        88,039,527
                                               128,573,817       109,877,741
    Short-term borrowings                           50,000            59,503
    Securities sold under agreements
     to repurchase                               2,707,194         5,254,681
    Accrued interest payable                       197,811           223,226
    Other liabilities                              665,228           970,702
                                               132,194,050       116,385,853

    STOCKHOLDERS' EQUITY
    Common stock, $5.00 par value-
     authorized 3,000,000 shares, issued
     and outstanding 842,825 shares              4,214,125         3,930,125
    Additional paid-in capital                     (31,080)         (298,911)
    Retained earnings                           10,346,119         8,543,916
    Unrealized gains on investment
     securities                                    (51,078)          305,804
                                                14,478,086        12,480,934

                                              $146,672,136      $128,866,787



    Heritage Bankshares, Inc.
    Unaudited Consolidated Statement of Operations

                                  Three months ended       Six months ended
                                       June 30,                June 30,
                                   2004        2003        2004        2003
      Interest and fees
       on loans                 $1,810,318  $1,554,749  $3,507,950  $3,114,717
      Interest on investment
       securities                  154,497     179,069     318,947     361,276
      Interest on federal
       funds sold                   17,873      32,113      37,965      66,457
          Total interest
           income                1,982,688   1,765,931   3,864,862   3,542,450

    Interest expense:
      Interest on deposits         512,230     539,390   1,029,477   1,112,627
      Interest on short-term
       borrowings                    7,861      10,241      16,964      21,141
          Total interest
           expense                 520,091     549,631   1,046,441   1,133,768

          Net interest income    1,462,597   1,216,300   2,818,421   2,408,682

    Provision for loan losses       10,000         -        10,000      10,000

    Net interest income after
     provision for loan losses   1,452,597   1,216,300   2,808,421   2,398,682

    Noninterest income:
      Services charges              76,819      76,379     147,295     148,912
      Other income                  98,010      87,983     187,118     207,851
      Mortgage banking income       81,854     136,198     118,247     294,396
                                   256,683     300,560     452,660     651,159

    Noninterest expense:
      Salaries and employee
       benefits                    521,897     498,624   1,040,978   1,003,071
      All other                    217,506     196,508     452,904     413,926
      Automated services           111,359      91,043     217,923     179,247
      Depreciation                  57,672      58,196      94,910      95,178
      Occupancy                     46,130      47,715     119,125     114,873
      Taxes and licenses            40,811      37,685      79,747      70,308
                                   995,375     929,771   2,005,587   1,876,603

    Income before income taxes     713,905     587,089   1,255,494   1,173,238

    Income tax expense             113,070     190,799     216,570     366,000

    Net income                 $   600,835 $   396,290 $ 1,038,924 $   807,238

    Earnings per common share
     - basic                   $      0.72 $      0.51 $      1.24 $      1.03

    Earnings per common share
     - assuming dilution       $      0.68 $      0.47 $      1.19 $      0.96



SOURCE  Heritage Bankshares, Inc.
    -0-                             07/15/2004
    /CONTACT: Robert J. Keogh, President & CEO of Heritage Bankshares, Inc., +1-757-523-2651/
    /Web site:  http://www.heritagenorfolk.com /
    (HBKS)

CO:  Heritage Bankshares, Inc.
ST:  Virginia
IN:  FIN OTC
SU:  ERN